Exhibit 99.2

Reborn Coffee Secures $1 Million Private Placement Equity Commitment from Chairman Farooq Arjomand, Catalyzing International Growth Initiatives

Strategic Investment Accelerates Reborn Coffee’s International Presence, Signaling Strong Confidence in Global Market Expansion

BREA, Calif., Jan. 10, 2024 (GLOBE NEWSWIRE) -- Reborn Coffee, Inc. (NASDAQ: REBN) (“Reborn”, or the “Company”), a California-based retailer of specialty coffee, today announced a substantial investment commitment from its Chairman, Farooq Arjomand, demonstrating his confidence in the company’s direction and potential.

This move represents a significant endorsement of the company’s current valuation and growth prospects, coming at a strategic time following the opening of Reborn’s flagship store in Malaysia. This new venture opens a window of growth and opportunities in Southeast Asia and precedes the company’s planned expansion into other vibrant markets, including Dubai.

Chairman Farooq Arjomand commented on his investment, “My commitment to Reborn Coffee is more than just a financial decision; it’s confirmation of my belief in our mission and vision for the future. The coffee market is evolving rapidly, and I am confident that Reborn Coffee will continue to lead the way with its innovative approaches and dedication to quality. This investment is indicative of my confidence in our team and our strategy as we continue to grow and make our mark in the industry. The recent opening of our flagship store in Malaysia is just the beginning of our expansion into Southeast Asia and I am optimistic about the stronger earnings and opportunities this will bring for 2024.”

This investment marks a pivotal moment for Reborn Coffee as it continues to solidify its position as a leader in the coffee industry. With this infusion of capital, the company is poised to further enhance its product offerings, expand its market reach, and continue to innovate in ways that resonate with coffee lovers worldwide.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Form 10-Q for the first quarter of 2023, which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America
REBN@mzgroup.us

949-491-8235

Company Contact:

Reborn Coffee, Inc.
ir@reborncoffee.com